                                                                      EXHIBIT 23

                        CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
  BayBanks, Inc.:

     We consent to incorporation by reference in Registration Statements Nos. 2-38598, 2-63815, 2-82945, 2-89461, 33-6964, 33-22834, and 33-54509 on Forms S-8
of BayBanks, Inc. of our report dated January 24, 1995, relating to the consolidated balance sheets of BayBanks, Inc. and subsidiaries as of December 31, 1994 and 1993, and the related consolidated statements of income, changes in stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1994 which report is included herein.

                                          /S/ KPMG PEAT MARWICK LLP

BOSTON, MASSACHUSETTS
MARCH 8, 1995

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